Exhibit 10.4

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

EXECUTION COPY

AMENDMENT NO. 1 TO
MARKET ACCESS SERVICES AGREEMENT

    This Amendment No. 1 (this “Amendment”) is entered into as of December 14, 2020 (the “Amendment Effective Date”) by and between Sunovion Pharmaceuticals Inc., a Delaware corporation, having a principle place of business at 84 Waterford Drive, Marlborough, MA 01752 (“Sunovion”) and Myovant Sciences GmbH, a Swiss corporation, having a principle place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“Myovant”). Capitalized terms used in this Amendment that are not defined in this Amendment shall have the meaning set forth in the Agreement (as defined below).

A.Sunovion and Myovant entered into that certain Market Access Services Agreement dated August 1, 2020 (the “Agreement”);
B.Sunovion and Myovant desire to amend certain rights and obligations of the Parties under the Agreement to address updated timelines with respect to the launch of the Products and the addition of certain rights and obligations; and

C.Sunovion and Myovant desire to amend certain rights and obligations under the Agreement regarding Sunovion’s contractual obligation to carry product liability insurance.

    THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, it is understood and agreed upon by and between the Parties as follows:

1.AMENDMENTS
1.1The following defined terms shall be added to Article 1 of the Agreement:
“State Transparency Reporting Services” means the Sunovion activities related to provision of certain support with regard to Myovant’s compliance with the State Transparency Reporting Laws, as further described on Exhibit K.”
“State Transparency Reporting Laws” means (a) with respect to California, Cal. Health & Safety Code Div. 107 Part 2. Ch. 9 § 127677, § 127679, and § 127681; (b) with respect to Colorado, Col. Rev. Stat. § 12-42.5-308 and § 12-280-308; (c) with respect to Connecticut, Conn. Gen. Stat. § 19a-754b and § 38a-479ppp; (d) with respect to Louisiana, LA. R. S. § 2255.11; (e) with respect to Maine, 22 MRSA § 8703; (f) with respect to Maryland, MD. Health-General Code § 21-2C-08 and 21-2C-09; (g) with respect to New Mexico, NM Stat § 27-2E-1; (h) with respect to Nevada, Nev. Rev. Stat. § 439B.635, 439B.640, and 439B.645, (i) with respect to Oregon, House Bill 4005, (j) with respect to Texas, Tex. Health & Safety Code § 441.0002, (k) with respect to Vermont, 18 V.S.A. § 4635, and (l) with respect to Washington, House Bill 1224.”
1.2Section 1.51 of the Agreement is hereby deleted in its entirety and replaced as follows:
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“Monthly Flat Service Charge” means, subject to Section 8.2.2, (i) (a) $[***] per calendar month through [***], and (b) $[***] per calendar month from [***], (ii) $[***] for the [***], and (iii) an adjusted amount for each year after the second year of the Term consistent with Section 8.2.2; provided that, (i) if a contract year begins after the first day of a calendar month, such amount shall be multiplied by a fraction where the numerator is the number of days in such calendar month that are on or after first day of the contract year and the denominator is the number of days in such calendar month, and (ii) if a contract year ends before the last day of a calendar month, such amount shall be multiplied by a fraction where the numerator is the number of days in such calendar month that are on or before the last day of the contract year and the denominator is the number of days in such calendar month.”
1.3Section 1.73 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Pass-Through Expenses” means (a) the Market Access Customer Fees, (b) the DS Fees, (c) the GPO/IDN Fees, (d) the out-of-pocket costs and expenses incurred by or on behalf of Sunovion in connection with the 3PL Services, (e) the out-of-pocket costs and expenses incurred by or on behalf of Sunovion in connection with Sunovion’s provision to Myovant of reports other than the Sunovion Reports and that are specific to, and customized by Sunovion for, the Products, (f) the costs and expenses paid to a third-party recall vendor that arise in connection with the Regulatory Services, (g) reasonable travel expenses that are incurred by Sunovion, its Affiliates or a third-party service provider in connection with the performance of the Services that are incurred in accordance with a travel policy to be agreed upon in writing by the Parties, (h) software license fees, costs and expenses reasonably incurred by Sunovion or its Affiliates in connection with modification of the information technology systems reasonable necessary or useful for Sunovion to perform the Services and that have been pre-approved by Myovant in writing; provided that any costs expressly set forth herein shall be deemed to be approved by Myovant, and (i) any additional costs and expenses incurred by Sunovion in connection with the Services as agreed by the Parties in writing; in each case, (a) through (i), to the extent such amounts are not paid from the Escrow Fund in accordance with Section 8.1.3 and to the extent incurred in accordance with Section 8.2.5.”
1.4Section 4.3.2 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Sunovion shall, subject to Section 4.1, configure, or cause to be configured, the [***] software by [***] to enable Sunovion to perform its obligations under this Agreement with respect to the Prostate Cancer Product, provided that (a) Sunovion shall not be obligated to perform any obligations under this Agreement that requires such configured software until such software configuration is complete, and (b) the reasonable, out-of-pocket costs and expenses incurred by or on behalf of Sunovion in connection therewith shall be deemed to be Pass-Through Expense to the extent such amounts are not in excess of amounts permitted in accordance with Section 8.2.5. Sunovion shall provide Myovant regular updates on the progress of such configuration activities and, if Sunovion anticipates that such software configuration will be delayed after [***], then it shall promptly notify Myovant of such potential delay and the projected length of such delay, and discuss with Myovant the potential actions to minimize such delay.”
1.5Section 4.5.1 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Sunovion shall, subject to Section 4.1, configure, or cause to be configured, the [***] by [***] to enable Sunovion to perform its obligations under this Agreement, provided that (a) Sunovion shall not be obligated to perform any obligations under this Agreement that requires such configured software until such software configuration is complete, and (b) the reasonable, out-of-pocket costs and expenses incurred by or on behalf of Sunovion in connection therewith shall be deemed to be Pass-Through Expense to the extent such amounts are not in excess of the amounts permitted in accordance with Section 8.2.5. Sunovion shall provide Myovant regular updates on the progress of

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such configuration activities and, if Sunovion anticipates that such software configuration will be delayed after [***], then it shall promptly notify Myovant of such potential delay and the projected length of such delay, and discuss with Myovant the potential actions to minimize such delay.”
1.6A new Section 4.8 (State Transparency Reporting Support Services) shall be added to the Agreement as follows:
“State Transparency Reporting Services. Sunovion shall provide the State Transparency Reporting Services.”
1.7Section 5.2.3 of the Agreement is hereby deleted in its entirety and replaced as follows:
“In connection with the 3PL Services, Myovant shall, subject to Section 5.1, (a) cause the Products to be consigned to Sunovion upon receipt by a 3PL Provider; (b) use Commercially Reasonable Efforts to enter into a quality agreement with each 3PL Provider and Sunovion prior to consignment of any Product to Sunovion; (c) provide to Sunovion an evidence of property certificate evidencing its cargo and/or transit insurance and static inventory insurance relevant to the applicable logistics line(s); and (d) refrain from actions which would cause Sunovion to be in material breach of any covenant, representation, or warranty contained in any agreement by and between Sunovion and a 3PL Provider to which a Product has been consigned, provided that a copy of such agreement, or a copy or summary of the applicable provisions in such agreement, has been provided to Myovant in advance for review.”
1.8A new Section 5.8 (State Transparency Reporting Support Services) shall be added to the Agreement as follows:
“State Transparency Reporting Services. Myovant hereby acknowledges and agrees that certain State Transparency Reporting Laws require reporting of information to applicable states that is related to activities with respect to which Sunovion will not have knowledge. Accordingly, (a) Myovant shall be solely responsible for notifying Sunovion of any activity that requires a report or data to be submitted or transmitted pursuant to the State Transparency Reporting Laws, and (b) Sunovion shall bear no responsibility to identify to Myovant new or additional State Transparency Reporting Laws in any state. Myovant shall be solely responsible for (x) submitting or transmitting reports or data required to be submitted or transmitted to applicable states or third parties in accordance with the State Transparency Reporting Laws, and (y) certifying such reports and data, if applicable. Such reports and data are deemed to be the Confidential Information of Myovant.”
1.9Section 12.1 (Indemnification by Myovant) of the Agreement is hereby deleted in its entirety and replaced as follows:
“Indemnification by Myovant. Myovant agrees to indemnify, defend and hold Sunovion, its Affiliates, and its and their respective officers, directors, employees, permitted subcontractors and permitted agents (collectively, the “Sunovion Indemnitees”) harmless from and against any and all Losses resulting from any Claims by a Third Party to the extent such Claim results from, arises from or out of, relates to, is in the nature of, or is caused by (a) death of, or bodily injury to, any person on account of the use of any Product, (b) disputes that arise between Myovant and a Market Access Customer, Government Entity, Specialty Distributor or a GPO or IDN that is not a Sunovion GPO or Sunovion IDN that relate to a Myovant Market Access Contract, Myovant Government Contract, Myovant Specialty Distributor Contract or a Myovant GPO/IDN Contract, respectively, (c) disputes that result from Myovant exercising its final decision-making authority set forth in Section 7.2(c); provided that if such dispute results from the JGC’s final decision-making authority set forth in Section 7.2(b), then the Parties shall negotiate in good faith an

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appropriate allocation of responsibility under the circumstances; (d) any recall, quarantine, warning or withdrawal of any Product not solely caused by Sunovion’s performance of the Services, (e) government pricing calculations performed by Sunovion on behalf of Myovant in connection with the GPR Services; provided that such calculations were performed by Sunovion in accordance with Sunovion’s government price calculation methodologies approved in writing by Myovant, (f) any report submitted or transmitted (or any report not submitted or transmitted or not properly submitted or transmitted) by or on behalf of Myovant to an applicable state or third party pursuant to the State Transparency Reporting Laws or any other comparable statute, rule or regulation in the same states or other states, (g) a breach of any representation, warranty or covenant of Myovant set forth in this Agreement, and (h) the negligence, gross negligence or willful misconduct of Myovant in connection with this Agreement; except, in each case (clauses (a) through (h)), to the extent that such Losses (or part thereof) results from a Claim that is an indemnifiable event pursuant to Section 12.1, in which case Sunovion shall indemnify the Myovant Indemnitees for such Losses (or part thereof) in accordance with Section 12.1.”
1.10Section 12.4.3 of the Agreement is hereby deleted in its entirety and replaced as follows:
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (A) SUNOVION SHALL HAVE NO LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF (I) GOVERNMENT PRICING CALCULATIONS PERFORMED BY SUNOVION ON BEHALF OF MYOVANT UNDER THIS AGREEMENT; PROVIDED THAT SUCH CALCULATIONS WERE PERFORMED BY SUNOVION IN ACCORDANCE WITH SUNOVION’S GOVERNMENT PRICE CALCULATION METHODOLOGIES APPROVED IN WRITING BY MYOVANT, OR (II) any report submitted OR TRANSMITTED (or any report not submitted OR TRANSMITTED or not properly submitted OR TRANSMITTED) by or on behalf of Myovant to an applicable state OR THIRD PARTY pursuant to the State Transparency Reporting Laws or any other comparable statute, rule or regulation in the same states or other states, AND (B) TO THE EXTENT ANY PRODUCTS ARE LOST OR DAMAGED WHILE IN THE CUSTODY OF A 3PL PROVIDER, THE TERMS OF SECTION 6.1 SHALL APPLY AND MYOVANT HEREBY AGREES TO THE LOSS AND DAMAGE LIMITATIONS SET FORTH IN THE APPLICABLE CONTRACT BETWEEN SUNOVION AND SUCH 3PL PROVIDER.
1.11Section 14.6.2 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Upon written notice to Sunovion, Myovant may terminate this Agreement if (a) [***] provide feedback to Sunovion that the [***] definitively cannot be added to the Material Wholesaler Contracts [***], (b) Sunovion has failed to [***], or (c) the [***] software configurations required by Sections 4.3.2 and 4.5.1 are not completed by [***] and, as a result, Sunovion is unable to perform the related Services; provided that prior to any such termination by Myovant, the Parties will cooperate in good faith to identify and negotiate in good faith the execution of alternative services that may be provided to Myovant by Sunovion in lieu of such termination at the discretion of Myovant; provided, further, that if Sunovion (i) [***], or (ii) substantially completes the [***] software configurations, as applicable, such that Sunovion is able to perform the related Services, in either case, before Myovant terminates this Agreement pursuant to this Section 14.6.2, then Myovant shall no longer have the right to terminate this Agreement pursuant to this Section 14.6.2.”
1.12Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Attachment 1 of this Amendment.
1.13Attachment 2 of this Amendment is hereby added to the Agreement as Exhibit K.

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2MISCELLANEOUS
2.1Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the specific subject matter of the Agreement and supersedes all other prior negotiations, discussions, agreements or understandings, whether written or oral, with respect to the subject matter the Agreement. In the event of a conflict between this Amendment and the Agreement, this Amendment shall prevail.
2.2Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.
[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate by their duly authorized representatives, effective as of the Amendment Effective Date.

Sunovion Pharmaceuticals Inc.		Myovant Sciences GmbH
By:	/s/ Thomas Gibbs	By:	/s/ Slava Rakov
Name:	Thomas Gibbs	Name:	Slava Rakov
Title:	SVP and Chief Commercial Officer	Title:	VP Medical-Clinical

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[Signature Page to Amendment No. 1 to the Market Access Services Agreement]

Attachment 1
EXHIBIT A - 3PL SERVICES
To the extent that Sunovion is able to add a Product to the 3PL Contract(s), 3PL Services shall include the following obligations:
1.Freight Activities from Contract Packaging Organization(s) (CPO) to 3PL Provider(s): Sunovion shall be responsible for the coordination and management of shipments of Product at times, modes, and conditions as determined by Myovant. Sunovion, as a function of transportation management, will incur transportation costs from transport service provider(s). On an agreed frequency, Sunovion will invoice Myovant for all transport costs and expenses on a pass through basis. Myovant will retain all liabilities of Product ownership including loss or damage in transit. Where transport timing permits, Myovant and Sunovion Product may be co-loaded on same conveyance. Where applicable, Myovant will be responsible for any temperature tracking devices, GPS tracking devices, and/or security seals.
2.Communication Activities. Upon request by a 3PL Provider, Sunovion shall facilitate communication between Myovant and such 3PL Provider to which Products have been consigned.
3.Additional 3PL Service Activities. Sunovion shall perform any other services (which may result in additional fees being added to this Agreement, subject to customary, good faith negotiation) that are agreed upon in writing by the Parties from time to time.

Confidential & Proprietary

Attachment 2
EXHIBIT K
STATE TRANSPARENCY REPORTING SERVICES
    With respect to the Products, the State Transparency Reporting Services shall include the following obligations:
1.State Transparency Reporting Support. Sunovion shall provide reasonable support to Myovant to enable Myovant to comply with its obligation under the State Transparency Reporting Laws, which shall include, (a) supporting Myovant in its registration with each applicable state, (b) consulting with Myovant to assist Myovant in its fulfillment of its obligations under the State Transparency Reporting Laws, and (c) preparing and/or reviewing reports or data required to be submitted or transmitted to applicable states or third parties in accordance with the State Transparency Reporting Laws. For purposes of clarity, Myovant shall be responsible for, and Sunovion shall not be responsible for, submitting or transmitting to applicable states or third parties any reports or data required to be submitted or transmitted under State Transparency Reporting Laws. Further, nothing herein shall be construed to create any obligation on Sunovion to identify new or additional laws that may be similar to the State Transparency Reporting Laws.

2.Additional State Transparency Reporting Services. Any other services (which may result in additional fees being added to this Agreement, subject to customary, good faith negotiation) that are agreed upon in writing by the Parties from time to time.

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